Exhibit 8.1
LOWENSTEIN SANDLER PC
1251 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10020
November 13, 2009
VSS-Cambium Holdings II Corp.
c/o Veronis Suhler Stevenson
350 Park Avenue
New York, New York 10022
Ladies and Gentlemen:
We have acted as counsel to VSS-Cambium Holdings II Corp. (“Cambium”), a Delaware corporation, in connection with the Agreement and Plan of Mergers dated as of June 20, 2009, (the “Merger Agreement”), by and among Cambium, Cambium Holdings, Inc. (“Holdco”), a Delaware corporation, Consonant Acquisition Corp. (“Cambium Merger Sub”), a Delaware corporation and a direct wholly-owned subsidiary of Holdco, Voyager Learning Company (“Voyager”), a Delaware corporation, Vowel Acquisition Corp. (“Voyager Merger Sub,” and together with Cambium Merger Sub, the “Merger Subsidiaries”), a Delaware corporation and a direct wholly-owned subsidiary of Holdco, and Vowel Representative, LLC, a Delaware limited liability company, solely in its capacity as Stockholders’ Representative, relating to the merger of Cambium Merger Sub with and into Cambium (the “Cambium Merger”) and the merger of Voyager Merger Sub with and into Voyager (the “Voyager Merger” and together with the Cambium Merger, the “Mergers”). At your request, and in connection with the mailing of the Registration Statement (defined hereinafter) to U.S. Holders of Voyager common stock, we are rendering our opinion concerning the material United States federal income tax matters. Any capitalized term used and not defined herein has the meaning given to it in the Merger Agreement.
For purposes of rendering the opinion expressed below, we have examined and, with your consent, relied upon, without independent investigation or verification, the accuracy and completeness of the facts contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the registration statement on Form S-4 relating to the Mergers (as amended or supplemented through the date hereof) filed with the Securities and Exchange Commission that includes the Proxy Statement (the ("Registration Statement") and such other documents as we have deemed necessary or appropriate for our opinion. In addition, we have relied upon the accuracy and completeness, as of the date hereof, of certain factual statements made by Cambium and by Voyager, including factual statements and representations set forth in letters dated the date hereof from officers of Cambium and Voyager (the "Representation Letters").
Our opinion assumes (which assumptions we have made with your consent) and is expressly conditioned on, among other things: (i) the accuracy and completeness of the facts

November 13, 2009

set forth in the documents referred to above and the factual statements and representations made by Cambium, on its behalf and on behalf of Cambium Merger Sub and Voyager Merger Sub, and made by Voyager, on its behalf, in the Representation Letters; (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; (iii) that the transactions related to the Mergers or contemplated by the Merger Agreement have been, are, or will be consummated in accordance with the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein have been, are, or will be waived or modified in any respect prior to the Effective Time; (iv) the Agreement and the Representation Letters reflect all the material facts relating to the Mergers, Cambium, Voyager and the Merger Subsidiaries; (v) any representation in the Merger Agreement or the Representation Letters “to the knowledge of” any person or similarly qualified are and will be at the Effective Time true, complete and correct without such qualification; (vi) as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement; (vii) no actions have been (or will be) taken that are inconsistent with any representation or other statement contained in the Representation Letters; (viii) each of Holdco, Cambium, Voyager, Cambium Merger Sub and Voyager Merger Sub will comply with all reporting obligations with respect to the Mergers required under the Internal Revenue Code of 1986, as amended (the “Code”); (ix) the Merger Agreement constitutes the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms; and (x) there are no other understandings or agreements between or among the parties to the Merger Agreement that bear directly or indirectly on the Mergers. Any material change or inaccuracy in the facts referred to or set forth in the Merger Agreement or the Representation Letters, or assumed herein (giving effect to all events occurring after the Effective time) could affect our conclusions stated herein.
In rendering this opinion letter, we have considered applicable provisions of the Code, Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. With respect to those issues as to which there is no law directly on point, we have reached our conclusions based on analogy to and reasoning from certain relevant provisions of the Code and Regulations, authorities, and interpretations. A change in any of the authorities upon which any of our opinions are based or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Merger Agreement or the Representation Letters could affect our conclusions herein. Moreover, there can be no assurance that our opinions will be accepted by the Internal Revenue Service or, if challenged, by a court.
Based upon the foregoing, and subject to the exceptions, qualifications and limitations set forth herein, we are of the opinion that (i) the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Mergers,” insofar as it summarizes United States federal income tax law, is accurate in all material respects as of the date hereof, and (ii) the Mergers, taken together, will be treated as an exchange described in Section 351 of the Code.
Our opinion that the transaction is governed by Section 351 of the Code does not apply to a Voyager or Cambium (as applicable) shareholder that is under the jurisdiction of a court in a case under title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court and is required pursuant to a bankruptcy plan to distribute its Holdco stock to creditors.
We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Mergers under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”) or the rules or regulations promulgated thereunder or that we are experts with respect to any portions of the Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules or regulations promulgated thereunder.
Our opinion is provided solely to you as a legal opinion and not as a guaranty or warranty and is limited to the specific transactions, documents, and matters described above. Our opinion is expressed as of the date hereof and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. In the event that any one or more of the matters referred to herein, in the Representation Letters, in the Merger Agreement or the Registration Statement are untrue, inaccurate or incomplete, our opinions shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy or incompletion affects the accuracy of the opinions provided herein.
Very truly yours,

/s/ Lowenstein Sandler PC